Exhibit 10.02

THIRD AMENDMENT TO OFFICE/WAREHOUSE LEASE

THIS THIRD AMENDMENT TO OFFICE/WAREHOUSE LEASE (the “Amendment”) is made effective January 14, 2009, between SMD LINCOLN INVESTMENTS, a Minnesota limited liability company (“Landlord”) and LECTEC CORPORATION, a Minnesota corporation (“Tenant”).

A.
Pursuant to the Office/Warehouse Lease dated as of May 23, 2003 between Landlord and Tenant and as amended by that certain First Amendment to Office/Warehouse Lease dated May 30, 2008 and Second Amendment to Office/Warehouse Lease dated January 5, 2009 (collectively the “Lease”), Landlord leased to Tenant approximately 3,299 square feet of space in a building located at 5610 Lincoln Drive, Edina, Minnesota, as more particularly described in the Lease (the “Demised Premises”).

B.	Except as hereinafter specifically provided, all words in this Amendment beginning with capital letters which are not normally capitalized shall have the meaning ascribed to such words in the Lease.

C.	Landlord and Tenant desire to amend the Lease to alter certain provisions thereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.
Section 1 of the Lease is hereby amended to allow Tenant to occupy the Demised Premises on a month to month basis beginning on January 1, 2009. The Lease may be terminated by Landlord upon thirty (30) days prior written notice to Tenant or by Tenant upon ninety (90) days prior written notice to Landlord.

2.	The Net Rent for the period Tenant occupies the Demised Premises shall be $1,476.28 per month.

3.
During the period Tenant occupies the Demised Premises, Landlord and Tenant shall remain responsible for the performance of their respective covenants and obligations under the Lease and the Lease shall remain in full force and effect. Tenant shall continue to make all payments of Net Rent and Additional Rent (as those terms are defined in the Lease) and any other payments as set forth in the Lease.

4.
Landlord and Tenant represent and warrant that each has all the necessary approvals and authority to enter into this Amendment, and shall indemnify and hold each other harmless for any breach of this representation and warranty.

5.	Landlord and Tenant represent and warrant that there are currently no defaults by either party under the Lease.

6.
This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Faxed signatures shall be considered originals.

7.	All of the terms of the Lease, as amended hereby, are hereby ratified and confirmed.

[SIGNATURE PAGES TO FOLLOW]

WHEREFORE, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:

SMD LINCOLN INVESTMENTS, LLC,
a Minnesota limited liability company

By: /s/ Scott Frederiksen
Scott Frederiksen
Its: Chief Manager

TENANT:

LECTEC CORPORATION., a Minnesota corporation

By: /s/ Bill Johnson
Print Name: Bill Johnson
Title: Controller

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